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                                                                   EXHIBIT 99(c)

ASSET PURCHASE AGREEMENT


           THIS ASSET PURCHASE AGREEMENT (the "Agreement") dated as of July 30, 1998, by and among AWARDS & GIFTS, INC., a Wisconsin corporation (the "Seller" or "Company"), RICHARD W. TERLAU, JR., a citizen and resident of Wisconsin, (the "Stockholder"), and CASCO INTERNATIONAL, INC., a Delaware corporation (the "Buyer").

                              W I T N E S S E T H:

           WHEREAS, the Seller is engaged in the business of administration and fulfillment of associate recognition programs (the "Business"); and

           WHEREAS, the Seller desires to sell, assign, transfer, convey and deliver to the Buyer and the Buyer desires to purchase all of the Seller's right, title and interest in and to certain of the Seller's assets related to the Business, as more particularly set forth herein; and

           WHEREAS, the Stockholder has concurred in the Seller's decision to sell the Assets (as hereinafter defined) and, in order to induce the Buyer to enter into this Agreement, has elected to join in this Agreement for the purposes of making certain representations, warranties and covenants;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

           1. Purchase of Assets. At the Closing (as defined in Section 12 herein), the Seller shall bargain, sell, assign, convey and transfer to the Buyer and the Buyer shall purchase and acquire from the Seller all of the Seller's right, title and interest in and to all of the assets of the Seller except the Excluded Assets (as defined below) on the Closing Date (as defined in Section 12 herein). The assets of the Seller to be purchased hereunder are referred to as the "Assets" and shall include, without limitation:

                     (a) All of the Seller's (i) equipment, machinery, furniture, fixtures and other fixed assets (ii) computer hardware and all associated manuals, and (iii) computer software, as set forth on
           Schedule 1(a) attached hereto (the "Fixed Assets");

                     (b) All of the Seller's inventory, whether or not reflected on the books and records of the Seller, consisting of all finished goods, supplies and other property held for sale, lease or consumption in the Business, as set forth on Schedule 1(b) attached hereto (the "Inventory");

                     (c) All of the Seller's customers, customer relationships and customer lists, as set forth on Schedule 1(c) attached hereto, and all records with respect to such lists and customer files owned and maintained by the Seller (the "Customers");

                     (d) Whether or not reflected on the Seller's books and records (i) all of the Seller's rights in the name "Awards & Gifts" which the Seller will change in accordance with Section 3 below, and in any trademarks or service marks used in connection with the Business, all of which are listed on Schedule 1(d) attached hereto (the "Trademarks"), and the goodwill of the Business in connection therewith (the


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           "Goodwill"), (ii) the going concern value of the Business (the "Going
           Concern Value") and (iii) all of the Seller's rights in the patents, patent registrations and applications, inventions, trade secrets, secret processes, formulae, know-how and other proprietary data and information and licenses thereof relating to the Business (the "Rights");

                     (e) Except as set forth in Section 2 below, all of the Seller's business records relating to the Business, including, but not limited to, the accounts receivable, all personnel files with respect to the Employees (as hereinafter defined) employed by the Seller, supplier lists and files, sales listings, advertising and promotional materials, labels, files and records and inventory records (the "Records");

                     (f) All of the Seller's rights under all contracts, leases, licenses and other similar agreements relating to the Business of the Seller being acquired by the Buyer and of which a reasonable buyer would desire to be informed in a purchase of assets similar to the purchase of assets contemplated hereby, as set forth on Schedule 1(f) attached hereto (the "Contracts");

                     (g) All of the Seller's unemployment tax reserves and ratings relating to the Business to the extent assignment thereof to the Buyer is permitted by applicable law and the Buyer requests that they be assigned (the "Tax Reserves");

                     (h) All of the Seller's Federal, state and local licenses required for the conduct of the Business (including, but not limited to, environmental discharge permits) to the extent assignment thereof to the Buyer is permitted by applicable law, all of which are listed on Schedule 1(h) attached hereto (the "Licenses");

                     (i) The Buyer shall have the right to employ the Seller's assembled work force and employees on an individual basis in Buyer's sole discretion after the Closing from the list of the Seller's employees appearing in Schedule 1(i) attached hereto (the "Employees"). The parties acknowledge and agree that it is not the intention of the parties that the contracts of employment of any of Seller's employees shall be transferred to or assumed by Buyer as a result of the transactions described herein;

                     (j) All of the Seller's rights to the telephone numbers, facsimile numbers, and the post office boxes set forth on Schedule 1(j) attached hereto (the "Telephone Numbers, Etc."); and

                     (k) All other assets of the Seller other than the Excluded Assets, used or useful in the Business.

           2. Excluded Assets. The assets to be purchased and sold hereunder, and the term "Assets" as used herein, shall not include (i) the Seller's cash on hand or cash in Seller's bank accounts (except to the extent any such cash represents amounts paid by or on behalf of a customer as an advance, a deposit or any other type of payment for services or products to be rendered or delivered in part or in whole after the Closing) and marketable securities, (ii) the Seller's bona fide accounts receivables which have been entered on its financial statements as of the most recent fiscal month ending July 31, 1998 and listed by customer name, amount owing and date of creation on Schedule 2 attached hereto, (iii) the corporate seal, certificates of incorporation, minute books, stock books, tax returns, books of account or other general corporate records of the Seller, (iv) the Seller's pension, profit sharing and


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deferred compensation plan and any related or retirement plan assets, (v) the
Seller's rights in or under any contracts of insurance, including refunds for premiums paid by the Seller; (vi) the Seller's interest in any tax refunds for tax years ending on or before the Closing Date (except refunds of personal property taxes, assessments, and levies imposed on the Assets to the extent such taxes, assessments and levies were allocated to the Buyer as a proration pursuant to this Agreement); (vii) all record and documents solely relating to assets or properties not constituting the Assets; (viii) all records and documents solely relating to any obligations of the Seller not constituting the Assumed Liabilities (as defined herein); (ix) any medical and/or personnel records of employees and applicants for employment who have not accepted employment with the Buyer (except such medical and/or personnel records as to which the Seller has been authorized or directed in writing by the employees or applicants to deliver to the Buyers; and (x) all inventory owned by Seller's customers that Seller is storing at Seller's facility as set forth on Schedule 2 attached hereto (collectively the "Excluded Assets").

           3. Absence of Liens; Additional Instruments of Conveyance and Transfer; Change of Seller's Name. All of the Assets will be conveyed to the Buyer free and clear of all liens, encumbrances, security interests, charges and liabilities. After the date hereof, the Seller shall deliver to the Buyer such additional certificates, bills of sale, documents of title and other instruments of conveyance and transfer, in a form satisfactory to the Buyer, as shall be reasonably necessary and effective to vest in the Buyer good and marketable title in and to any property sold, transferred, conveyed or delivered under this Agreement.

           The Seller agrees that within five (5) days after the Closing, it will change its corporate name to RWT Holdings, Inc., or, if such name is not available, such other name that is not confusingly similar to and does not otherwise incorporate, the name "Awards and Gifts".

           4.        Assumption of Lease; Taxes.

                     (a) The Buyer will assume liability for the Seller's obligations under the lease agreement with respect to the Seller's facilities located at W226 N887 Eastmound Drive, Waukesha, Wisconsin. On or before the Closing Date, the Buyer will deliver to the Seller an assignment and assumption of lease (the "Assignment and Assumption of Lease") substantially in the form of Exhibit A attached hereto.

                     (b) The Buyer will assume liability for those certain equipment leases, as set forth on Schedule 4(b) attached hereto.

                     (c) Except as otherwise provided in subsections (a) and (b) above, (the "Assumed Liabilities"), the Buyer assumes none of the liabilities of the Seller or the Stockholder of any kind whatsoever, including any account or note payable incurred by the Seller to any party, whether known or unknown, contingent or realized, and the Seller and the Stockholder will indemnify and hold the Buyer harmless with respect to any such items.

                     (d) The 1998 ad valorem taxes levied on the Assets shall be paid pro rata by the Seller and the Buyer based on the relative number of days during 1998 in which each party owned the Assets. The Seller shall pay all sales and other transfer taxes arising as a result of the transfer of Assets, assessed on the Assets or their transfer hereunder.

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           5.        Purchase Price.

                     (a) Amount. The aggregate purchase price to be paid by the Buyer for the Assets (the "Purchase Price") in addition to the Assumed Liabilities, shall be $1,500,000.00. The purchase price shall be payable by the Buyer to the Seller as follows: (i) at Closing, the amount of $1,300,000.00 shall be payable by the Buyer to the Seller in immediately available funds; (ii) $100,000.00 payable by the Buyer to the Seller on June 30, 1999; and (iii) $100,000.00 payable by the Buyer to the Seller on June 30, 2000.

                     The additional payments required by (a)(ii) and (a)(iii) above shall: (i) accrue interest at the rate of 8 percent (8%) per annum beginning as of the date following the Closing Date which interest shall be payable with the payment required under (a)(ii) and
           (iii) above, and (ii) be secured by a letter of credit in form and substance reasonably agreeable to the Stockholder and the Buyer and issued by a bank or other financial institution of national standing mutually agreeable to Buyer and Stockholder (the "Letter of Credit").

                     At the Closing, the Buyer shall execute a non-negotiable Promissory Note, in the form attached as Exhibit E hereto (the "Buyer's Note"), to evidence the Buyer's obligation to pay the deferred portion of the Purchase Price.

                     (b) Allocation. Within ten business days after the Closing, the Buyer and the Seller shall mutually agree on the allocation of the Purchase Price among the Assets that reflects the reasonable fair market value of the Assets. The Buyer and the Seller agree to use such allocation for all Federal income tax purposes, including without limitation on Internal Revenue Service Form 8954 (Asset Acquisition Statement under Section 1060) which form each of the Buyer and the Seller is required to file in connection with the transactions contemplated hereby and which form each of the Buyer and the Seller hereby covenants and agrees to timely and properly prepare with its Federal income tax return.

                     (c) At the Closing, the Purchase Price to be paid hereunder shall be adjusted by prorating all items customarily prorated between a buyer and a seller in transactions of the type and nature contemplated hereunder, including, but not limited to, personal property taxes, insurance premiums applicable to insurance policies assumed by the Buyer, rent and other charges due under the lease of the Seller's facility, and other prepaid expenses. All such prorated items shall be set forth on the Closing Statement to be executed by the parties concurrent with this Agreement.

           6. Customer Contracts. If any Contract requires the consent of a third party to its assignment and such required consent is not obtained but nevertheless Buyer elects to consummate the purchase of the Assets absent such consent, the Seller and the Stockholder shall cooperate with the Buyer to obtain the third party's consent following the Closing and, to the extent such consent is not obtained, to provide the Buyer with the benefits under any such Contract including the enforcement of any and all rights of Seller against the other party or parties thereto arising out of the breach or cancellation of such Contract by such party or parties.

           7. Representations and Warranties of the Seller and the Stockholder. The Seller and the Stockholder jointly and severally represent and warrant to the Buyer:

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                     (a) The Seller is a corporation duly organized, validly
           existing and in good standing under the laws of the State of Wisconsin. For the purposes of this Section 7(a), "good standing" shall mean that the Seller has filed with the Wisconsin Department of Financial Institutions ("DFI") all reports required to be filed by the Seller with the DFI, and Articles of Dissolution with respect to the Seller have not been filed with the DFI. The Seller is qualified and authorized to do business in, and is in good standing as a foreign corporation in all other states in which such qualification or authorization is necessary for the conduct of the business in which the Company is now engaged and in which the failure to qualify would have an adverse effect on the operations and financial condition of the Company. The Seller has legal authority to enter into and perform this Agreement, and has duly authorized the execution, delivery and performance of this Agreement and the transactions described herein. Seller does not presently own, directly or indirectly, any shares of capital stock of or other equity interest in any corporation, partnership or other entity.

                     (b) The Stockholder owns 100% of the issued and outstanding shares of stock of the Seller.

                     (c) This Agreement, the Bill of Sale (as hereinafter defined), the Employment Agreement (as hereinafter defined) and the Assignment and Assumption of Lease (collectively, the "Related Documents") have been validly executed and delivered by the Seller and the Stockholder and are the valid and binding agreements and obligations of the Seller and the Stockholder, enforceable in accordance with their terms.

                     (d) The execution and delivery of this Agreement and the Related Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment and compliance with the terms and provisions hereof by the Seller do not and will not violate, conflict with or constitute a breach of, or default under or require any consent pursuant to any law or regulation presently applicable to the Seller, its articles of incorporation or bylaws or any order of any court, regulatory body or arbitral tribunal or any agreement or instrument to which the Seller is a party or by which it or any of its property is bound.

                     (e) The Seller has good marketable title to, or a valid leasehold interest in, all the Assets free and clear of all claims, charges, liens, security interests, conditional sales agreements or other encumbrances. The Assets are in the possession of the Seller and are located at the Seller's facilities in Waukesha, Wisconsin.

                     (f) The Seller has maintained and, to the best of the Seller's knowledge, currently maintains, good working relationships with all of its customers (the "Customers"). The Seller is not in default of the terms of any contract for the delivery of any merchandise to any Customer and, except as otherwise disclosed in the schedules hereto, no Customer has given the Seller notice terminating, canceling or threatening to terminate or cancel any business relationship with the Seller or, to the best of Seller's knowledge, would terminate such relationship upon the sale of the Assets of the Seller. The Seller has not entered into any contract relating to the Assets or its Customers other than contracts in the normal course of business. The Seller's relationships with its suppliers is satisfactory and, to the best of Seller's knowledge, no supplier would refuse to do business with the Buyer.

                     (g) Schedule 7(g) sets forth the following financial statements (collectively the "Financial Statements") (i) unaudited balance sheets and statement of income, changes in stockholders' equity, and


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           cash flow as of and for the fiscal years ended December 31, 1996 and
           December 31, 1997 for the Seller; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the months ended June 30, 1998 for the Seller. The Financial Statements present fairly the financial condition of the Seller as of such dates and the results of operation of the Seller for such periods, represent actual bona fide transactions, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete) utilizing the accrual method of accounting for income tax reporting purposes.

                     (h) Except as set forth on Schedule 7(h) attached hereto, neither the Seller nor the Stockholder has any special or discounted pricing arrangements that are not terminable by the Buyer at any time, or rebate programs with any Customer.

                     (i) Each of the Seller and the Stockholder is solvent and has paid and intends to pay its and his respective creditors in the ordinary and normal course.

                     (j) All of the Fixed Assets are in good working order, subject to normal wear and tear.

                     (k) The Seller has conducted its business in the ordinary and normal course since the dates of the Financial Statements delivered to the Buyer in connection with paragraph 7(g) and, since December 31, 1997, except as set forth in Schedule 7(k) there has not been with respect to the Seller:

                      (i) any adverse change in its Business, Assets, liabilities or Financial Statements, results of operations or prospects;

                      (ii)       any change or amendment to its charter
                                 documents;

                      (iii) any increase of more than ten percent (10%) in any individual case or in the aggregate, in the compensation payable or to become payable to any employee other than the Stockholder, nor any other change in any employment or consulting arrangement;

                      (iv) any sale, assignment or transfer of any Asset, or any additions to or transactions involving any Asset, other than those in the ordinary course of business; and

                      (v) there has not been any other occurrence, event, incident, action, failure to act or transaction involving the Seller other than in the ordinary course of business.

                     (l) This Agreement and the Related Documents contain no misrepresentation or untrue statement of fact by the Seller or the Stockholder, nor does any document omit to state a fact necessary to make such representation or statement by the Seller or the Stockholder contained herein not misleading.

                     (m) There has not been incurred any obligation on behalf of the Seller or the Stockholder to pay any commission, finder's fee or similar charge in connection with this transaction and the Seller and the


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           Stockholder shall indemnify the Buyer with respect to any valid claim by any person or entity claiming such fee.

                     (n) Except as set forth on Schedule 7(n), there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality, agency or arbitral body now pending or, to the knowledge of the Seller and the Stockholder, threatened against or affecting the Seller or any of the Assets which, if adversely determined, would impair the right of the Seller to carry on its business as now conducted or, which would impair its right or ability to convey the Assets or consummate the transactions contemplated hereunder. Neither the Seller nor the Stockholder knows of any fact that could be reasonably anticipated to form the basis of a product liabilities or tort claim against the Seller.

                     (o) No approval, consent or authorization of or registration, declaration or filing with any governmental body or agency is required in connection with the execution, delivery or performance by the Seller of this Agreement or the Related Documents.

                     (p) None of the employees of the Seller is employed under a contract which is not terminable at will.

                     (q) Each of the exhibits and schedules attached hereto is incorporated herein by reference and is true, correct and complete in all material respects with respect to each item thereof.

                     (r) Except as otherwise disclosed on the schedules hereto, the Seller has no long-term contract with any Customer or supplier and is not subject to any license or franchise agreement. No consent of any supplier is required in order for the Buyer to distribute such suppliers' merchandise, which is a part of the Assets, to the Customers.

                     (s) Schedule 1(f) is a list of all contracts, leases, licenses and other similar agreements relating to the Business of the Seller being acquired by the Buyer and of which a reasonable buyer would desire to be informed in a purchase of assets similar to the purchase of assets contemplated hereby (the "Contracts"). The Seller is not in default nor has it received any notice of default under any such Contract or under any other obligation. Except as noted on
           Schedule 1(f), all Contracts are assignable to the Buyer and have been assigned to the Buyer by the Seller.

                     (t) Except as shown on Schedule 1(b) attached hereto, each item of the Inventory is merchantable and useable in the ordinary operations of the business, none of such items is obsolete and nonsalable, and none of such items has been pledged or otherwise given as collateral or is held by Seller on assignment or consignment.

                     (u) The Seller has available to it on the property subject to the Lease Agreement (the "Leased Property") sufficient power, natural gas and water supplies and adequate sewerage and waste disposal systems for the operation of its business as presently conducted, and all such supplies and systems will be available after the Closing.

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                     (v) To the best of the Seller's and Stockholder's
           knowledge, the buildings, structures and improvements included within the Leased Property (collectively, the "Improvements") comply in all material respects with all applicable restrictions, building ordinances and zoning ordinances and all regulations of the applicable health and fire departments, and no material alteration, repair, improvement or other work has been performed in respect to such Improvements within the last 120 days. To the best of the Seller's and Stockholder's knowledge, the Leased Property and the Seller's continued use, occupancy and operation of the Leased Property as currently used, occupied and operated does not constitute a nonconforming use under any law, code, ordinance, rule, regulation or order affecting such real property, and the continued existence, use, occupancy and operation of each Improvement, and the right and ability to repair and/or rebuild such Improvement in the event of casualty, is not dependent on any special permit, exception, approval or variance. To the best of Seller's knowledge, each Improvement has direct access, adequate for the operation of the business of the Seller in the ordinary course, to a public street adjoining such real property on which such Improvement is situated, and no existing way of access to any Improvement crosses or encroaches upon any property or property interest not leased or owned by the Seller. To the best of Seller's knowledge, there is no condemnation proceeding pending or threatened with respect to any such real property.

                     (w) Except as set forth on Schedule 7(w) attached hereto,
           (i) the Seller has not installed any tanks in, on or under the Leased Property that are used or have been used for the storage of petroleum products or any other substance, nor to the knowledge of the Seller or Stockholder, have any such tanks ever been located in, on or under such real property; (ii) except in the ordinary course of business and in compliance with all applicable laws, the Seller has not stored or used any hazardous substances or oil within the meaning of the Environmental Laws (as defined below), in, on or at any such real property, nor have any such hazardous substances or oil been stored or used in, on or at any such real property; (iii) the Seller has not, and, to the best of Seller's knowledge, no other party has, released, spilled or disposed of any solid or hazardous wastes or substances within the meaning of the Environmental Laws (as defined below) in, on or under such real property; (iv) the Seller has disposed of all hazardous wastes (as defined for purposes of the Environmental Laws (as defined below)), if any, generated in, at or on such real property at an off-site location in full compliance with applicable laws and regulations; (v) the Seller has not installed or caused to be installed any asbestos-containing materials in, on or at any of the real property leased by it; and (vi) the Seller has not installed or caused to be installed any, and electrical transformers, fluorescent light fixtures with ballasts or other equipment containing polychlorinated biphenyls located in, on or at any of the real property leased by it.

                     (x) The Seller is in compliance with all applicable Federal, state, local and foreign laws, ordinances, regulations, orders, judgments and decrees, including, without limitation, all Environmental Laws (as defined below) with which noncompliance could reasonably expect to cost or will cost the Seller or the Buyer, in the case of each such noncompliance over $200 in costs, expenses, fines, fees, penalties, remedies, assessments, settlement costs, damages and any other costs associated with fully curing such noncompliance and attorneys fees, fully satisfying any governmental or quasi-governmental authority with authority over such matters, and the Seller has not received notice that violation of any such law, ordinance, regulation, order, judgment or decree is being alleged. To the best knowledge of the Seller and Stockholder, there are no proposed laws, ordinances or regulations relating exclusively or principally to the Business that, if enacted, would materially and adversely affect the business of the Seller. As used herein,

           "Environmental Laws" shall mean any and all Federal, state and local laws, regulations, ordinances and other requirements relating to pollution or protection of the environment, including, without limitation, laws, regulations and requirements relating to emissions, discharges, releases or threatened releases of storm water, pollutants, contaminants, toxic or hazardous substances, or solid or hazardous wastes into the environment (including without limitation ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, toxic or hazardous substances, or solid or hazardous wastes. The Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                     (y) The Seller has filed or will file all tax returns required to be filed for any period ending on or before the Closing Date, or if applicable, any period that includes the Closing Date, and has paid or will pay or cause to be paid, all income taxes due to any taxing authority with respect to all such periods. The Seller has not received written notice that the Internal Revenue Service or any other taxing authority has asserted against Seller any deficiency or claim for additional income taxes in connection therewith. The Seller has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or filing of, any income tax.

                     (z) The insurance policies owned and maintained by the Seller are listed in Schedule 7(z). The Seller has made available to the Buyer complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect, all premiums due and payable have been paid, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

                     (aa) Schedule 7(aa) contains a list of all "employee benefit plans" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), bonus, stock option, stock purchase, stock appreciation rights, phantom stock or equity based upon compensation, deferred compensation plans or arrangements, fringe benefits and other material employee benefit plans, programs and arrangements maintained, or contributed to, by the Seller for the benefit of any officers, directors or employees of the Seller (all the foregoing being herein called "Benefit Plans"). None of such Benefit Plans constitutes an "employee pension benefit plan" (as defined in Section 3(2) of ERISA). Except as set forth in
           Schedule 7(aa), the Seller has not incurred any liability under Title IV of ERISA, and the Seller has not engaged in any transaction described in Section 4069 of ERISA. Except as set forth in Schedule 7(aa), no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) in connection with which the Seller could have any liability for damages, excise taxes or penalties has occurred with respect to any Benefit Plan. Except as required by Section 4980B of the Code or as set forth in Schedule 7(aa), no Benefit Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) provides for the payment of benefits following retirement or other termination of employment. The Seller and all the Benefit Plans are in compliance in all respects with the applicable provisions of ERISA and the Code. Except as set forth in Schedule 7(aa), there are no unfunded vested liabilities under any Benefit Plan. Except as set forth in Schedule 7(aa), no employee of the Seller will become entitled to any bonus, retirement, severance, job security or similar benefit solely as a result of the Agreement, nor will the Agreement result in any increase or acceleration of the rights of any participants in any Benefit Plan.

                     (bb) Except as set forth in Schedule 7(bb), (i) there is, and during the past two years there has been, no labor strike, dispute, work stoppage or lockout pending or threatened, against the Seller; (ii) no labor organization has been certified as a representative of any employee of the Seller, and, to the Seller's knowledge, no union organizational campaign is in progress with respect to the employees of the Seller and no question concerning representation exists respecting such employees; (iii) the Seller is not engaged in any unfair labor practice; (iv) there is no unfair labor practice charge or complaint against the Seller pending or, to the best knowledge of the Seller and the Stockholder, threatened, before the National Labor Relations Board; (v) there are no pending or, to the best knowledge of the Seller and the Stockholder, threatened, union grievances against the Seller as to which there is a possibility of adverse determination; (vi) there are no pending or, to the best knowledge of the Seller and the Stockholder, threatened charges against the Seller or any employee of the Seller before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and
           (vii) the Seller has not received written notice during the past two years of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of the Seller and no such investigation is in progress.

                     (cc) All accounts receivable of Seller have arisen out of bona fide transactions in the ordinary course of business.

                     (dd) Except for those warranties expressly set forth in this Agreement, the Seller makes no warranties, express or implied, with respect to the Business and/or the Assets.

           8. Representation and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller:

                     (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has legal authority to enter into and perform this Agreement and the Related Documents and has duly authorized the execution, delivery and performance of this Agreement and the Related Documents.

                     (b) The execution and delivery of this Agreement and the Related Documents, the consummation of the transactions contemplated hereby and thereby, and the fulfillment and compliance with the terms and conditions hereof and thereof, do not and will not violate, conflict with or constitute a breach of or default under or require any consent pursuant to any law or regulation presently applicable to the Buyer, its articles of incorporation or bylaws or any order of any court, regulatory body or arbitral tribunal or any agreement or instrument to which the Buyer is a party or by which it or any of its property is bound.

                     (c) This Agreement and the Related Documents do not contain any misrepresentation or untrue statement of fact by the Buyer nor does any of such documents omit to state a material fact necessary in order to make any such representation or statement by the Buyer contained herein not misleading.

                     (d) There has not been incurred any obligation on behalf of the Buyer to pay any commission, finder's fee or similar charge in connection with this transaction and the Buyer shall indemnify the Seller and the Stockholder with respect to any claim by any person or entity claiming such fee.

                     (e) This Agreement and the Related Documents, upon execution and delivery thereof by the respective parties, will be the legal, valid and binding agreements of the Buyer enforceable against the Buyer in accordance with their respective terms.

                     (f) The Buyer acknowledges that it is knowledgeable in the business of the administration and fulfillment of associate recognition programs in general, and is experienced in the acquisition and managing of businesses engaged in activities similar to the Business. The Buyer believes that it has been afforded full access to the books, records, facilities and personnel of the Seller for the purpose of conducting, and has conducted, such due diligence investigation as it has deemed advisable of the Assets, the Assumed Liabilities and the Business.

           9. Seller's Noncompetition Agreement.

           (a) Noncompetition. The Seller hereby agrees that it will not, for a period of three (3) years, following the date of this Agreement, unless specifically authorized by the Buyer in writing):

                      (i) Solicit or hire for employment or as an independent contractor any employee of the Seller or Buyer or solicit, encourage or support any such employee to leave the employment of the Buyer; and/or

                      (ii) Solicit, encourage or support any advertiser or sponsor with or supplier of goods or services to the Seller or Buyer to discontinue doing or to reduce the amount of business with the Buyer;

                      (iii) Engage in any "Competitive Activity" (as defined below) within the "Restricted Territory" (as defined below); and/or

                      (iv) Call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of Seller (including any subsidiaries thereof) within the Restricted Territory for the purpose of soliciting or selling products or services in direct Competition with the Buyer.

                     "Competitive Activity" means: (1) the sale or production of gifts and other items for associate recognition programs and other similar programs with which the Seller was involved prior to this Agreement; (2) the operation, management or direct or indirect ownership or attempted operation, management or direct or indirect ownership of a store, facility or business that produces, packages or sells gifts and other items for associate recognition programs and other similar programs; and/or (3) assist any person or other entity in the activities described in (1) or (2) above.

                     "Restricted Territory" means a geographic area within 100 miles of where the Seller conducted business, including any territory serviced by the Seller or any of its subsidiaries

                     Seller acknowledges that the restrictions placed upon Seller by this section of the Agreement are reasonable given the area in which the Seller marketed, and the Buyer will continue to market, its products and services, and the consideration provided by the Buyer to the Seller and to the Stockholder pursuant to this Agreement and the Employment Agreement. Specifically, Seller acknowledges that the length of the covenant not to compete is reasonable and that the definitions of "Competitive Activity" and "Restricted Territory" are reasonable.

                     Seller acknowledges that all of the provisions of this section of the Agreement are fair and necessary to protect the interests of the Company. Accordingly, Seller agrees not to contest the validity or enforceability of this section of the Agreement and agrees that if any court should hold any provision of this section to be unenforceable, the remaining provisions will nonetheless be enforceable according to their terms. Further, if any provision or subsection is held to be overbroad as written, Seller agrees that a court should view the above provisions and subsections as separable and uphold those separable provisions and subsections deemed to be reasonable.

           (b) Enforcement. In the event of any breach or threatened breach of this section by Seller, the Buyer shall be entitled to an injunction, without bond, restraining such breach, and costs and attorneys' fees relating to any such proceeding or any other legal action to enforce those sections of the Agreement. Nothing herein shall be construed as prohibiting the Seller from pursuing other remedies available to if for such breach or threatened breach.

           (c) Notwithstanding any other provisions of this Agreement to the contrary, the covenants contained in this Section 9 shall not apply in the event that the Buyer remains in material violation of any of its material obligations under this Agreement to the Seller and/or Stockholder for more than thirty (30) days after written notice to the Buyer from Stockholder or the Seller describing the material violation or violations with enough specificity to provide the Buyer with reasonable opportunity to cure such default.

           10. Stockholder's Employment Agreement. The Stockholder shall, simultaneously with the execution of this Agreement, enter into an employment agreement with the Buyer (the "Employment Agreement") substantially in the form of Exhibit B attached hereto.

           11. Noncompliance with Bulk Transfer Laws; Indemnification.

           (a) The Seller and the Stockholder hereby jointly and severally agree to indemnify and hold harmless the Buyer against any claim, loss, cost or expense, including reasonable attorneys' fees, which the Buyer may sustain as a result of any payment which may be required to be made or any liability of any kind which may be imposed upon the Buyer as a result of any claim, loss, cost or expense or reasonable attorneys' fees which may be required of or incurred by the Buyer whatsoever arising out of noncompliance with any bulk transfer laws, the assertion of any claim against the Buyer arising out of claims against Seller, any claims by any person for commissions, broker's or finder's fees or similar charges, the Seller's failure to qualify to transact business in any state or the existence of any lien, encumbrance or security interest on any of the Assets.

           (b) The Seller and the Stockholder hereby jointly and severally agree to indemnify and hold harmless the Buyer against any damages suffered or incurred by the Buyer caused by or resulting from the existence of any lien, encumbrance or security interest on any of the Assets, or any breach of or noncompliance with any representation, warranty or covenant of the Seller or the Stockholder contained herein or in the Related Documents; provided, however, that the indemnification obligations hereunder shall not apply with respect to any liability or damage which individually does not exceed Two Thousand Five Hundred Dollars ($2,500) until such amounts, in the aggregate exceed Two Thousand Five Hundred Dollars ($2,500). The proviso of the preceding sentence shall not apply to any breach or noncompliance with any representation or warranty of which the Seller or Stockholder had actual knowledge at any time prior to the date on which such representation or warranty is made or any intentional breach by the Stockholder or the Seller of any covenant or obligation.

           (c) Upon receipt by the Buyer of any claim against it as described in subsections (a) or (b) above (the "Indemnified Claims"), it shall advise the Seller and the Stockholder of such claims and the Seller and the Stockholder shall pay the same within ninety (90) days after notification.

           (d) The Buyer shall have the right to set off against any obligation of the Buyer to the Seller and the Stockholder, including any amounts due pursuant to the terms of this Agreement or the Related Documents, and any damage, loss, cost or expense, including reasonable attorneys' fees, incurred by it resulting from Indemnified Claims or from a breach or violation by the Seller or the Stockholder of the provisions of this Agreement after an arbitrator or arbitrators have determined that Buyer is entitled to such amounts.

           (e) The Buyer agrees to indemnify and hold harmless the Seller and the Stockholder from and against any damages suffered or incurred by the Seller and/or the Stockholder caused by or resulting from any breach of or noncompliance with any representation, warranty or covenant of the Buyer contained herein or in the Related Documents; provided, however, that the indemnification obligations hereunder shall not apply with respect to any liability or damage which individually does not exceed Two Thousand Five Hundred Dollars ($2,500) until such amounts, in the aggregate exceed Two Thousand Five Hundred Dollars ($2,500). The proviso of the preceding sentence shall not apply to any breach or noncompliance with any representation or warranty of which the Buyer had actual knowledge at any time prior to the date on which such representation or warranty is made or any intentional breach by the Buyer of any covenant or obligation.

           (f) Notwithstanding anything provided herein to the contrary, the total aggregate indemnification obligations of the Seller and the Stockholder on the one hand, and the Buyer on the other hand, created pursuant to this Agreement shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00), determined cumulatively. In addition, the indemnification rights created hereunder shall survive the Closing and shall be effective, subject to the provisions giving rise to such rights, only with respect to the specific matters for which a notice of a claim for indemnification is duly given by the party entitled to indemnification hereunder (an

"Indemnitee") to the party obligated to provide indemnification hereunder (an "Indemnitor") prior to the third anniversary of the Closing.

           12. Closing Date. The closing shall be at 9:00 a.m. on July 30, 1998 (the "Closing Date"), at the offices of Smith Helms Mulliss & Moore, L.L.P., Charlotte, North Carolina, or as otherwise agreed upon by the parties (the "Closing"); provided, however, that upon Closing the passage of title to the Assets shall be deemed effective as of 12:01 a.m. on July 30, 1998.

           13. Post-Closing Covenants.

           (a) Payments. The Buyer will promptly deliver to the Seller all checks or other payments in any form received which constitute payment of any bona fide pre-Closing accounts receivable.

           (b) Delivery of Mail, Etc. The Seller will deliver promptly to the Buyer any mail, documents or instruments received by it after the Closing Date pertaining to the post-Closing Date operations of the Buyer and the Buyer will promptly deliver to the Seller any mail, documents or instruments received by it after the Closing Date pertaining to the pre-Closing Date operations of such Seller.

           (c) Announcements. Seller will take all steps reasonably requested by the Buyer to announce the transaction described herein and to facilitate the transfer of the Assets. As a part of such process, (i) the Seller will cooperate with the Buyer in the preparation of customer letters, press releases and other announcements of such transaction and (ii) the parties will keep the Purchase Price and terms of the transaction confidential, to the extent possible considering their business needs and legal requirements.

           14. Seller's Closing Deliveries. The Seller shall deliver, or caused to be delivered, to the Buyer at the Closing each of the following, in form and substance reasonably satisfactory to the Buyer:

                      (i) Certified copies of articles of incorporation and bylaws of the Seller;

                      (ii) Certificate of Existence as to the Seller issued by the Secretary of State of the State of Wisconsin as of a recent date and any other jurisdiction in which the Seller is required to so qualify in order to conduct business as to the good standing of the Seller in such jurisdiction as of a recent date;

                      (iii) From the Department of Revenue of the State of Wisconsin, a tax clearance certificate stating that the Seller does not owe any employment or sales taxes to the State of Wisconsin and a tax clearance letter stating that the Seller does not owe any franchise or income taxes to the State of Wisconsin.

                      (iv) Certified copies of resolutions of the Seller's Shareholders and Board of Directors approving the transactions set forth herein;

                      (v) A signature and incumbency certificate for the Seller;

                      (vi) A Bill of Sale in the form of Exhibit D attached hereto (the "Bill of Sale"), and such other bills of sale, assignments of the Contracts or other certificates necessary to transfer title to the Assets to the Buyer;

                      (vii) The Assignment and Assumption of Lease;

                      (viii) The Employment Agreement;

                      (ix) A favorable opinion, dated as of the Closing Date, of Davis and Keulthau, S.C., counsel to the Seller, that is acceptable to counsel to the Buyer;

                      (x) An invoice for the 1998 ad valorem taxes levied on the Assets;

                      (xi) A UCC-3 Termination form, prepared for filing with the office of the Secretary of State of Wisconsin, and executed by Firstar Bank Milwaukee, N.A., or the successor thereof, terminating Financing Statement number 1365262.

                      (xii) With respect to each of the Contracts, an Assignment and Assumption of Liabilities executed by the Seller and consented to by each of the parties consenting thereto as contained therein (collectively, the "Assignment and Assumption of Liabilities").


           15. Buyer's Closing Deliveries.

                      (a) The Buyer shall have satisfied and paid $1,300,000.00 of the Purchase Price at the Closing, by wire transfer to the Seller's account.

                      (b) The Buyer shall deliver or cause to be delivered to the Seller at the Closing each of the following, in form and substance reasonably satisfactory to the Seller:

                                 (i) Certified copies of the Articles of
                      incorporation and bylaws of the Buyer;

                                 (ii) Certificate of Existence for the Buyer
                      issued by the Secretary of State of the State of Delaware;

                                 (iii) Certified copies of resolutions adopted
                      by the Buyer's Board of Directors approving the transactions set forth herein;

                                 (iv) A signature and incumbency certificate for
                      the Buyer;

                                 (v) The Assignment and Assumption of Lease;

                                 (vi) The Employment Agreement;

                                 (vii) A favorable opinion, dated as of the
                      Closing Date, of Smith Helms Mulliss & Moore, L.L.P., counsel to the Buyer, that is acceptable to counsel to the Seller; and

                                 (viii) With respect to each of the Contracts,
                      an Assignment and Assumption of Liabilities executed by the Buyer and consented to by each of the parties consenting thereto as contained therein;

                                 (ix) the Buyer's Note; and

                                 (x) the Letter of Credit.

           16. Payment of Liabilities. The Seller shall, at the closing, fully satisfy or cause to have been satisfied all third party liabilities and obligations of the Seller.

           17. Survival of Representations and Warranties. The representations and warranties in this Agreement or in any exhibit, list, instrument or document delivered in connection herewith shall survive the Closing Date for a period of two (2) years from the Closing Date.

           18. Notices. All notices, certificates or other communications hereunder shall be deemed sufficiently given and shall be deemed given when delivered by hand-delivery or mailed by first class, postage prepaid, registered or certified mail, return receipt requested, and addressed as follows:

           If to the Seller or            Mr. Richard W. Terlau, Jr.
             the Stockholder at:                    12675 Gremoor Drive
                                                    Elm Grove, Wisconsin 53122

           If to the Buyer at:            Casco International, Inc.
                                                    4205 E. Dixon Boulevard
                                                    Shelby, North Carolina 28152
                                                    Attn: Charles Davis

           The Seller, the Stockholder and the Buyer may by notice given hereunder, designate from time to time any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

           19. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Stockholder and the Buyer and their respective heirs, administrators, successors and assigns.

           20. Amendment, Execution in Counterparts. This Agreement may not be amended, changed, modified, altered or terminated except by instrument in writing signed by the parties to be charged. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

           21. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina.

           22. Severability. In the event any provision of this Agreement or any instrument delivered in connection herewith shall be held invalid or unenforceable by any arbitral body or court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

           23. Headings, Exhibits and Schedules. The paragraph headings in this Agreement are for convenience only, and they form no part of this Agreement and shall not affect its interpretation. All exhibits and schedules attached hereto are hereby incorporated by reference and made a part of this Agreement.

           24. Payment of Expenses; Default. Each of the parties to this Agreement shall pay its own expenses, costs and attorneys' fees associated with the negotiation, preparation, execution and delivery of this Agreement and the documents related thereto and the consummation of the transactions contemplated herein. In the event of a default in the performance of any of the provisions of this Agreement or any of the documents related thereto, the defaulting party shall pay the reasonable attorneys' fees of the non-defaulting party associated with the enforcement of any of the provisions of any such document or agreement.

           25. Arbitration. Except as otherwise provided herein, any controversy, dispute or question arising out of, or in connection with, or in relation to this Agreement or its interpretation, performance or non-performance or any breach thereof shall be determined by arbitration conducted in Charlotte, North Carolina in accordance with the then existing rules of The American Arbitration Association and any decision rendered by The American Arbitration Association shall be binding upon the parties hereto. The expenses (including reasonable attorneys' fees) of any such proceeding shall be borne as determined by the arbitrator(s) who shall allocate such expenses according to the relative merits of the claims or defenses of the parties thereto. Any judgment upon any award, which may include an award of damages, may be entered in the highest State or Federal court having jurisdiction thereof.

           26. Entire Agreement. This Agreement and accompanying documents contain the entire agreement between the parties with respect to the subject matter hereof and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are superseded hereby.

           IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed in their respective names by their duly authorized officers and their respective seals to be hereunto affixed and the Stockholder has hereunto set his hand and seal all as of the day first above written.


ATTEST:                                SELLER:

                                       AWARDS & GIFTS, INC.
--------------------------
               , Secretary
--------------


(CORPORATE SEAL)                        By: /s/ Richard W. Terlau, Jr.
                                            ---------------------------------
                                            Richard W. Terlau, Jr., President



                                        STOCKHOLDER:


                                        /s/ Richard W. Terlau, Jr.    (SEAL)
                                        -----------------------------
                                        Richard W. Terlau, Jr.




ATTEST:                                 BUYER:

Jeffrey A. Ross                         CASCO INTERNATIONAL, INC.
--------------------------
               , Secretary
--------------

                                        By: /s/ Charles R. Davis
                                            ---------------------------------
(CORPORATE SEAL)                            Charles R. Davis, President
                                            and Chief Executive Officer